UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 2, 2005

TERAX ENERGY, INC.
(Exact name of registrant as specified in charter)

NEVADA	333-72230	88-0475757
(State of incorporation)	(Commission File No.)	(I.R.S. Employer
Identification No.)

9600 Great Hills Trail, Suite 150W
Austin Texas	78759
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (512) 231-8444

ROYAL PHOENIX
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Definitive Material Agreement

On June 7, 2005 the Registrant entered into an Employment Agreement with Bill Chester pursuant to which the Registrant agreed to employ Mr. Chester as is Vice President (Business Development) for a term of one year ending May 31, 2006. The Employment Agreement is effective June 1, 2005. The Registrant agreed to pay to Mr. Chester a base salary of $90,000 per year during the term of his agreement. In addition, we have agreed to consider Mr. Chester for an annual bonus (to be determined by our board of directors).

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement or a Registrant

The Employment Agreement described in Item 1.01 is an obligation of the Registrant arising other than in the ordinary course of business and constitutes a direct financial obligation of the Registrant.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) Appointment of Officer

On June 7, 2005, Bill Chester was appointed Vice President (Business Development) of the Registrant.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 2, 2004, the Registrant's Board of Directors approved a five for one forward stock-split of the Registrant's issued and outstanding shares of common stock as of June 13, 2005. The forward stock-split will increase the Registrant's number of shares outstanding from 29,163,000 to 145,815,000.

In conjunction with the forward stock-split, the Registrant will increase its authorized shares of common stock from 60 million shares to 300 million shares, $0.001 par value per share. Pursuant to NRS 78.209 a meeting of the Registrant's stockholders is not required to increase the authorized shares of common stock or approve the forward stock-split. A copy of the Certificate of Change is filed herewith as an Exhibit.

Item 8.01 Other Items

(a) Return to Treasury Agreement

Bill Chester, the Registrant’s principal shareholder, has agreed to return a total of 99,650,000 post-split shares of common stock to treasury of the Registrant, without consideration, immediately following the effectiveness of the forward split, in order to facilitate the Registrant’s proposed Unit financing announced in the Registrant’s Current Report on Form 8-K filed June 2, 2005. Following the forward split and return to treasury, the number of issued and outstanding shares of the Registrant’s common stock will be 46,165,000.

(b) Management Group Stock Pool Agreement

Mr. Rhea, Mr. Chester and the Registrant have entered into a Management Group Stock Pool Agreement dated for reference June 7, 2005 pursuant to which Messrs. Rhea and Chester have agreed to deposit the 5,500,000 post-split shares of the Registrant’s common stock held by them into escrow pursuant to the following terms:

  in the event that either Mr. Rhea or Mr. Chester resigns or is terminated for cause on or before December 31, 2007, all of the shares held by the person resigning will be returned to the treasury without consideration;

  1/3 of their shares will be released from escrow if the Registrant achieves total proved reserves of not less than 3,515 MMCF equivalent recoverable as at December 31, 2005 and an average MCF equivalent per day production rate for the thirty days immediately prior to December 31, 2005 of not less than 1,090 MCF equivalent per day;

  1/3 of their shares will be released from escrow if the Registrant achieves total proved reserves of not less than 36,700 MMCF equivalent recoverable as at December 31, 2006 and an average MCF equivalent per day production rate for the thirty days immediately prior to December 31, 2006 of not less than 14,857 MCF equivalent per day;

  1/3 of their shares will be released from escrow if the Registrant achieves total proved reserves of not less than 65,875 MMCF equivalent recoverable as at December 31, 2007 and an average MCF equivalent per day production rate for the thirty days immediately prior to December 31, 2007 of not less than 29,930 MCF equivalent per day;

  any shares not previously released from escrow will be released from escrow if the Registrant achieves total proved reserves of not less than 109,791 MMCF equivalent recoverable as at December 31, 2007 or March 31, 2008 and an average MCF equivalent per day production rate for the thirty days immediately prior to December 31, 2007 or March 31, 2008 of not less than 49,882 MCF equivalent per day; and

  any shares not released from escrow or returned to treasury of the Registrant will be returned to treasury of the Registrant without consideration thirty days after the filing of the Registrant’s interim statements for the three month period ended March 31, 2008 are filed with the Securities and Exchange Commission.

In addition, all of the shares in escrow will be released from escrow in the event of a “Change of Control” of the Registrant.

(c) Change of Principal Executive Office

On June 1, 2005, the Registrant changed its principal executive office to 9600 Great Hills Trail, Suite 150W, Austin Texas 78759.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Exhibit Title of Description

3.2	Certificate of Change Pursuant to NRS 78.209
10.1	Management Stock Pool Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

TERAX ENERGY, INC.

	By:	/s/ J. William Rhea, IV
J. William Rhea, IV
Chief Executive Officer

Date: June 8, 2005